UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2026

CarGurus, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38233	04-3843478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Boylston Street, 16th Floor Boston, Massachusetts 02115
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 354-0068

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	CARG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 6, 2026, CarGurus, Inc., a Delaware corporation (the “Company”), entered into the First Amendment (the “Amendment”), to that certain Credit Agreement dated September 26, 2022 (as previously amended, supplemented or otherwise modified, the “Existing Credit Agreement,” and as amended by the Amendment, the “Credit Agreement”), by and among the Company, PNC Bank, National Association, as administrative agent and collateral agent, and an L/C Issuer, and the other lenders, L/C Issuers and parties thereto from time to time. Capitalized terms used in this Current Report on Form 8-K without definition shall have the meanings assigned thereto in the Credit Agreement.

The Amendment, among other things, (i) reduces the aggregate revolving commitments under the Credit Agreement from $400.0 million to $200.0 million (“the Credit Facility”), (ii) extends the maturity date of the Credit Facility from September 26, 2027 to August 6, 2031, (iii) increases the cap of the Cash-Capped Incremental Facility to the greater of $380.0 million and 100% of the trailing four quarters of consolidated EBITDA, and (iv) adds a new incurrence-based covenant that prohibits the Company from incurring certain indebtedness unless, after giving pro forma effect thereto, the Consolidated Total Gross Leverage Ratio does not exceed 6.25:1.00. Except as expressly modified by the Amendment, the material terms of the Existing Credit Agreement remain unchanged and continue in full force and effect.

The foregoing description of the material terms of the Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the full text of the Amendment, which is filed as Exhibit 10.1 with this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.02 Results of Operations and Financial Condition.

On August 6, 2026, the Company announced its financial results for the quarter ended June 30, 2026. The full text of the press release issued by the Company in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The press release attached as Exhibit 99.1 hereto is being furnished pursuant to Item 2.02 of this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1

First Amendment, dated as of August 6, 2026, to the Credit Agreement, dated September 26, 2022, by and among the Registrant, as borrower, PNC Bank, National Association, as administrative agent, collateral agent, and an L/C Issuer, and the other lenders, L/C Issuers and other parties party thereto

99.1	Press Release of CarGurus, Inc., dated August 6, 2026.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* The press release attached hereto as Exhibit 99.1 is “furnished” and not “filed.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARGURUS, INC.

Date: August 6, 2026	By:	/s/ Jason Trevisan
Name: Jason Trevisan
Title: Chief Executive Officer